Exhibit 99.1

Tidewater to Present at the Pareto Securities Oil & Offshore Conference

        NEW ORLEANS, August 25, 2015 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pareto Securities Oil & Offshore Conference in Oslo, Norway on Wednesday, September 2, 2015, at approximately 2:40 p.m. local Oslo time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

        Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.